SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2010

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 4, 2010, USA Technologies, Inc. (the “Company”), and Shareholder Advocates For Value Enhancement, Bradley M. Tirpak, and Craig W. Thomas (jointly and severally, the “SAVE Group”), and each of the directors of the Company, entered into a Settlement Agreement (the “Settlement Agreement”) to settle the proxy contest pertaining to the election of directors to the Company’s Board of Directors (the “Board”) at the Company’s annual meeting of shareholders originally scheduled for December 15, 2009 and to be held, as postponed, on June 15, 2010 (the “2010 Annual Meeting”).

Pursuant to the Settlement Agreement, among other things:

-           The size of the Board was increased from 8 to 9 members creating a vacancy on the Board.

-           The Company accepted the resignation of William L. Van Alen, Jr., as a director effective February 4, 2010, resulting in another vacancy on the Board.

-           Peter A. Michel and Bradley M. Tirpak, nominees of the SAVE Group, were appointed by the Board to fill the two vacancies. The Board also appointed Mr. Tirpak to serve on the Nominating Committee and appointed Mr. Michel to serve on the Audit Committee and the Compensation Committee.

-           If the Company does not (i) achieve positive earnings before interest, taxes, depreciation and amortization (“EBITDA”) in the quarter ending December 31, 2010 and (ii) have at least 100,000 connections to its network as of December 31, 2010, the SAVE Group shall have the right to name a third nominee to serve on the Board, and the Company shall cause one director who is not a SAVE Group nominee to resign or be removed as a director, and the number of directors shall remain at nine.

-           The Company amended certain provisions of its By-Laws, as further set forth under item 5.03 below.  The Company agreed that such By-law amendments shall not be repealed, amended or modified by the Board unless (i) at least 66% of the independent directors of the corporation then in office shall have approved such amendment, repeal or modification, and (ii) during the period of time up to and including the June 2012 annual meeting of shareholders that any SAVE Nominee is a member of the Board, at least one SAVE Nominee approves such repeal, amendment or modification.

-           At the 2010 Annual Meeting to be held on June 15, 2010, the Company will nominate three classes of directors consisting of three Class I directors, three Class II directors, and three Class III directors. Mr. Michel shall be nominated as a Class I director and Mr. Tirpak shall be nominated as a Class II director. The initial term of the Class I directors shall be one year, the initial term of the Class II directors shall be two years, and the initial term of the Class III directors shall be three years.

-           At the 2011 annual meeting of shareholders, only the three Class I directors shall be elected.

-           At the 2012 annual meeting of shareholders, all of the directors of the Company shall stand for election as one class (notwithstanding the initial term of the Class III directors or the Class I directors elected at the 2011 annual meeting), the composition of the board shall consist of only one class of directors and upon election, all directors shall serve for one year terms.

-           The SAVE Group has irrevocably withdrawn the notice to the Company of the intention to nominate three individuals at the 2010 Annual Meeting, and has agreed to immediately cease all efforts related to their proxy solicitation with respect to the 2010 Annual Meeting.

-           Through December 31, 2011 (or an earlier date upon the occurrence of certain events), each member of the SAVE Group and the SAVE Group nominees to the Board will not, directly or indirectly, take certain actions, including any of the following without the consent of the Board: (i) collectively acquire or seek to acquire, in the aggregate, more than ten percent (10%) of the then outstanding voting securities of the Company; (ii) solicit proxies, become a participant in a solicitation, or join in or participate in any group soliciting proxies in each case with respect to any voting securities of the Company in opposition to the recommendation or proposal of the Board with respect to the election of directors, any shareholder proposals to be voted on at an annual or special meeting of shareholders, the amendment of any provision of the Company’s articles of incorporation or By-laws, or a change in control of the Company; (iii) nominate persons for election to, or seek to remove any person from, the Board or propose any other business at any annual or special meeting of shareholders; (iv) seek to initiate or join in, directly or indirectly, any merger, consolidation, recapitalization, liquidation or other business combination that would result in a change in control of the Company; or (v) seek to become officers or the Chairman of the Board of the Company; provided, however, that the Settlement Agreement shall not prevent any member of the SAVE Group or any SAVE Group nominees from, among other things, exercising his rights and fiduciary duties as a director or voting any Company shares owned by him in his discretion.

-           The Company and the SAVE Group agreed to a mutual release of claims, including those arising in respect of, or in connection with, the proxy contest relating to the 2010 Annual Meeting.

-           The Company and the SAVE Group voluntarily dismissed with prejudice the litigation pending in the United States District Court for the Eastern District of Pennsylvania entitled Bradley M. Tirpak and Craig W. Thomas d/b/a Shareholder Advocates For Value Enhancement vs. USA Technologies, Inc., et al., Civil Action No. 09-5920.

-           The Company reimbursed the SAVE Group for actual out-of-pocket expenses in the aggregate amount of $1,160,441 incurred in connection with the proxy contest of which $450,000 will be contributed by the Company’s insurance carrier.

A copy of the Settlement Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, which is incorporated herein by reference. On February 5, 2010, the Company and SAVE issued a joint press release announcing the signing of the Settlement Agreement. A copy of the press release is filed with this Form 8—K and attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) William L. Van Alen, Jr., resigned as a director of the Company effective February 4, 2010. Mr. Van Alen had served on the Board since 1993, and had been a member of the Audit Committee and Compensation Committee of the Board of Directors.

(d) On February 4, 2010, pursuant to the Settlement Agreement, the Board appointed Bradley M. Tirpak and Peter A. Michel as directors of the Company. Mr. Tirpak was appointed to serve on the Nominating Committee and Mr. Michel was appointed to serve on the Audit Committee and Compensation Committee.

Messrs. Tirpak and Michel will, for their service on the Board and committees of the Board, receive the same compensation payable by the Company to its other non-employee directors for their service on the Board and committees and will be provided with the same indemnification/reimbursement of expenses made available by the Company to its other non-employee directors.

Pursuant to the Settlement Agreement, the Board has agreed to nominate Mr. Michel as a Class I director and Mr. Tirpak as a Class II director for election at the 2010 Annual Meeting, and recommend that the shareholders vote to elect them. As described in the Settlement Agreement and in Item 1.01 above, the SAVE Group and Mr. Michel have also agreed to certain other arrangements, including the standstill provisions described in Section 1.01.

As described in the Settlement Agreement and in Item 1.01 above, the Company reimbursed the SAVE Group for their actual out-of-pocket expenses incurred in connection with the proxy contest, a portion of which will be contributed by the Company’s insurance carrier.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)  On February 4, 2010, the Board approved various amendments to the Company’s Bylaws which became effective immediately. These amendments include the following:

-           increasing the number of individuals serving on the Board from eight to nine.

-           providing that the Board shall consist of one class of directors after December 31, 2011, and that the term of office of any director whose term would otherwise extend beyond the 2012 annual meeting of shareholders of the Company shall expire at such annual meeting.

-           providing that the 2010 Annual Meeting shall be held on June 15, 2010, the 2011 annual meeting shall be held on June 13, 2011, and thereafter each annual meeting shall be held on a date to be set by the Board which shall be no earlier than June 8 and no later than June 30 of each calendar year. The annual meeting shall be held to elect directors and to transact such other business as may be properly brought before the annual meeting.

-           providing that in addition to the Chairman, Chief Executive Officer, and Board of Directors, special shareholder meetings may also be called by the holders of at least 20% of the combined voting power of the then outstanding shares entitled to vote at such meeting; provided, that a special shareholder’s meeting may not be called by any shareholder or shareholders for the purpose of electing or removing any director or directors of the Company.

-           providing that the Bylaw amendments adopted by the Board as part of the Settlement Agreement may not be amended, repealed or modified by the board of directors unless at least 66% of the independent directors shall have approved such amendment, repeal or modification and, through the date of the 2012 annual meeting of shareholders, if a SAVE Group nominee is then serving on the Board, unless at least one SAVE Group nominee shall also have approved such amendment, repeal or modification.

The foregoing summary is qualified in its entirety by reference to the full amendments to the Bylaws which are attached as Exhibit 3(ii) to this Form 8-K and are incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics

On February 4, 2010, the Company approved an amendment (the “Amendment”) to its Code of Business Conduct and Ethics which had been adopted on April 11, 2006 (the “Code”). The Amendment clarifies and amends the definition of confidential information set forth in the Code. The Amendment also states that non-employee directors of the Company are prohibited from contacting or communicating with the Company’s customers, suppliers or business partners without prior written approval of the Board of Directors of the Company. The foregoing summary is qualified by reference to the Amendment which is attached as Exhibit “D” to the Settlement Agreement which is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit 3(ii)	Amendments to Bylaws effective February 4, 2010

Exhibit 10.1	Settlement Agreement dated February 4, 2010 by and among USA Technologies, Inc., Shareholder Advocates For Value Enhancement, Bradley M. Tirpak, Craig W. Thomas, and certain other parties

Exhibit 99.1	Press Release dated February 5, 2010

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: February 5, 2010	By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.,
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description of Exhibit

3(ii)	Amendments to Bylaws effective February 4, 2010

10.1	Settlement Agreement dated February 4, 2010 by and among USA Technologies, Inc., Shareholder Advocates For Value Enhancement, Bradley M. Tirpak, Craig W. Thomas, and certain other parties

99.1	Press Release dated February 5, 2010